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                                  EXHIBIT 10.1
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              SEVERANCE, GENERAL RELEASE AND COOPERATION AGREEMENT
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This Agreement, made as of the 21st day of August, 1998, is entered into by and between Stephen Parker (hereafter "Employee") and US WATS, Inc., (hereafter "Employer") and arises out of the termination of Employee's employment. In consideration of the material promises contained herein; the parties agree as follows:

     1.  Compensation and Benefits.  In lieu of all rights Employee may have
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pursuant to the Employment Agreement between Employer and Employee dated as of
December 23, 1993, as amended (the "Employment Agreement"), Employer agrees to pay or provide, or arrange for the payment or provision of the following:

     a.  Balance of Salary and Bonus; Severance Pay; Accumulated Vacation and
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Sick Pay.  On or before September 18, 1998, Employer will pay Employee a single
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cash lump sum payment of $300,000, subject to such federal, state, local and other withholding taxes as Employer may determine to apply. Subject to applicable limits on the amount of compensation that may be taken into account for any year under the Internal Revenue Code of 1986, as amended, and Employer's 401(k) plan, Employer shall treat the amount payable pursuant to this Paragraph 1a as compensation that is eligible compensation and subject to Employee's salary deferral election, consistent with the terms of such plan. Except as otherwise provided in this Agreement, this amount is in full satisfaction of any claims for compensation and benefits, including, but not limited to claims for base compensation, bonus, severance pay and accumulated but unpaid vacation and sick leave.

     b.  Fringe Benefits.  Employee's date of termination of employment with
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Employer for all purposes shall be August 21, 1998.  Employee shall continue to have the contractual right to medical/surgical/hospitalization insurance as set forth in Paragraph 5(c) of the Employment Agreement from the date of this Agreement through December 31, 2000. Employee's termination of coverage on December 31, 2000, or on such earlier date as he may die, shall be treated as a "qualifying event" for purposes of Employee's (and Employee's dependents, if applicable) rights to continuation health care coverage under the provisions of Employer's medical/surgical/hospitalization insurance plan, in accordance with terms of such plan and the applicable provisions of part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended. Employee shall also be entitled to such other benefits available to former employees of Employer as may be provided to similarly situated former employees under the plans, programs and policies of the Employer.

     c.  Reimbursement of Business Expenses.  Employer shall reimburse Employee
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for reasonable business expenses incurred by Employee and submitted to Employer for reimbursement by August 31, 1998 consistent with Employer's past practice of expense reimbursement with respect to Employee.
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     2.  Continuance of Existing Indemnification Rights.  Employer shall
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indemnify, defend and hold harmless Employee against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of the fact that Employee is or was a director, officer, employee or agent of Employer or any of its subsidiaries or is or was serving at the request of Employer or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at August 21, 1998, regardless of whether such Claim is asserted or claimed prior to, at or after such date, to the full extent permitted under the laws of the State of New York, Employer's Certificate of Incorporation or By-laws or any indemnification agreement in effect as of August 21, 1998 including provisions relating to advancement of expenses incurred in the defense of any such Claim; provided, however, that Employer shall not be required to indemnify Employee in connection with any proceeding (or portion thereof) involving any Claim initiated by Employee unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Employer or unless such proceeding is brought by Employee to enforce rights under this Paragraph 2. Without limiting the generality of the preceding sentence, in the event Employee becomes involved in any Claim, after August 21, 1998, Employer shall periodically advance to Employee his legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), provided, however, that Employee will reimburse all amounts so advanced in the case of a final nonappealable determination by a court of competent jurisdiction that Employee is not entitled to be indemnified therefor. Employer shall continue to maintain its current directors' and officers' liability insurance, which shall cover Employee with respect to events that occurred before the date hereof, or substantially similar coverage containing terms no less advantageous to Employee.

     3.  Resignation; Termination of Employment Agreement.
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     (a) This Agreement shall reflect Employee's resignation as an officer and employee of Employer effective as of August 21, 1998. Employer and Employee mutually agree to refer to Employee's termination of service as Employee's retirement.

     (b) No rights, duties or obligations shall exist under the Employment Agreement after August 21, 1998, except for the rights, duties and obligations stated in Paragraphs 11 and 12 thereof.

     (c) Employer shall direct employees assigned to answer telephones to advise callers who ask for Employee that Employee has retired and to provide callers who wish to speak with Employee other than with respect to Employer's business with Employee's home telephone number.

     (d) Employee shall have reasonable access to his former office to remove personal items, including decorations, personal papers and his Rolodex.
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     (e) Employee shall be afforded a reasonable opportunity to announce his retirement and express his appreciation to employees at a full company meeting.


     4.  Release.  Employee hereby fully and forever releases and discharges
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Employer and its parents, affiliates and subsidiaries, including all predecessors and successors, assigns, officers, directors, trustees, employees, agents and attorneys, past and present (hereinafter collectively the "Released Parties") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected, which existed in the past or which currently exist, arising out of Employee's employment by Employer or the termination thereof, including, but not limited to, any claims for relief or causes of action under federal, state or local statute, ordinance or regulation dealing in any respect with discrimination in employment including any and all claims of employment discrimination including but not limited to the Age Discrimination in Employment Act of 1967 (29 U.S.C. par. 621 et seq.), Title
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VII of the Civil Rights Act of 1964 (42 U.S.C. par. 2000 et seq.), the Civil
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Rights Act of 1866 and 1871 (42 U.S.C. par. 1981 and 1983), the Americans with
Disabilities Act (42 U.S.C. (S) 206 et seq.), the Rehabilitation Act of 1973 (29
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U.S.C. (S) 791 et seq.), the Equal Pay Act of 1963 (29 U.S.C. (S) 206 et seq.)
               -- ---                                                 -- ---
and the Worker Adjustment and Retraining Notification Act (29 U.S.C. par. 2101), and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law.

     5.  Rescission Right.  Employee expressly acknowledges and recites that (a)
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he has entered into this Agreement knowingly and voluntarily, without any duress or coercion;

(b) he has read and understands this Agreement in its entirety; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Agreement BEFORE signing it; (d) he has not been forced to sign this Agreement by any employee or agent of the Released Parties; (e) he was provided twenty-one (21) calendar days after receipt of the Agreement to consider its terms before signing it; and (f) he is provided seven (7) calendar days from the date of signing to terminate and revoke this Agreement in which case this Agreement shall be unenforceable, null and void. Employee may revoke this Agreement during those seven (7) days by providing written Notice of Revocation to the Employer.

     6.  No Right of Reinstatement.  Employee expressly agrees never to assert a
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right to reinstatement with Employer and expressly forever releases and discharges the Released Parties from any obligation to employ him or her in any capacity. However, Employee shall not be precluded from making any application for future employment and the Released Parties shall not be precluded from voluntarily rehiring Employee.

     7.  Employee's Acknowledgment.  Employee has fully reviewed the terms of
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this Agreement, acknowledges that he understands the terms of this Agreement and states that he is entering into this Agreement knowingly, voluntarily and in full settlement of all claims that he may have as a result of his or her employment with or separation of employment from Employer.
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     8.  Cooperation Agreement.  Employee further agrees that, subject to
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reimbursement by Employer of reasonable out-of-pocket costs and expenses, and to compensation in the capacity as a consultant and independent contractor to Employer, and not as an employee of Employer, for time devoted to Employer's matters pursuant to this Paragraph 8 in excess of five hours in any calendar month at the rate of $250 per hour, Employee will cooperate fully with Employer and its counsel with respect to any matter (including litigation, investigation or governmental proceeding) which relates to matters with which Employee was involved during the term of employment with Employer. Such cooperation shall include appearing from time to time at the offices of Employer or Employer's counsel for conferences and interviews and in general providing the officers of Employer and its counsel with the full benefit of Employee's knowledge with respect to any such matter. Employee agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties concerned.

     9.  Return of Employer Property.  Employee shall return to Employer prior
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to August 31, 1998 all documents, files (including copies thereof) and other
Employer property, provided that Employee shall not be required to return office equipment purchased by Employer and made available for use by Employee, including a laptop computer, fax machine, cellular telephone and similar items.

     10.  Employee's Successors.  This Agreement shall be binding upon the
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parties hereto, their representatives, agents and assigns, and as to Employee, his or her spouse, heirs, legatees, administrators and personal representatives.

     11.  Entire Agreement of the Parties.  This Agreement constitutes the
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exclusive and complete agreement between the parties hereto relating to the subject matter hereof. No amendment of this Agreement shall be binding unless in writing and signed by the parties.

     12.  Severability.  The provisions of this Agreement are severable.  If any
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provision or the scope of any provision is found to be unenforceable or is modified by a court of competent jurisdiction, the other provisions or the affected provisions as so modified shall remain fully valid and enforceable.

     13.  Business Goodwill.  Employer, its officers, directors, employees and
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agents, shall make no comment or take any other action, direct or indirect, that will reflect adversely on Employee or adversely affect his business reputation or goodwill.

     14.  Elimination of Guarantor Obligations.  On or before September 18,
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1998, Employer shall have taken such action as may be necessary to remove
Employee as a personal guarantor on all of Employer's lines of credit, including but not limited to the $2.2 million line of credit extended to Employer by Century Credit.

     15.  Governing Law.  This Agreement shall be governed by the law of the
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Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.
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IN WITNESS WHEREOF, the undersigned acknowledge that they have executed this instrument as their free and voluntary act, for the uses and purposes set forth herein on the dates set forth below.

Accepted:
US WATS, INC.                      EMPLOYEE

By: _____________________________  By:______________________________
                                      Stephen Parker


Date: ____________________________   Date: ____________________________